Exhibit 5.1

[Letterhead of M&T Bank Corporation]

April 4, 2022

Board of Directors

M&T Bank Corporation

One M&T Plaza

Buffalo, New York 14203

Ladies and Gentlemen:

I and other members of my staff have acted as counsel to M&T Bank Corporation, a New York corporation (the “Corporation”) in connection with the preparation and filing of the prospectus supplement filed pursuant to Rule 424(b)(5) (the “Prospectus Supplement”) promulgated under the Securities Act of 1933, as amended (the “Act”), relating to the Registration Statement on Form S-3 of the Corporation, Registration No. 333-259888 (as amended, the “Registration Statement”), relating to the registration of 11,896 shares of the Corporation’s common stock, par value $0.50 per share (the “Common Stock”), that may be issued in respect of outstanding equity awards of People’s United Financial, Inc., a Delaware corporation (“People’s United”), in respect of shares of People’s United common stock, held by former employees of People’s United or its affiliates (or their respective legal successors), that were converted into outstanding equity awards of the Corporation in respect of the Corporation’s Common Stock in connection with the merger of Bridge Merger Corp., a Delaware corporation and a direct, wholly owned subsidiary of M&T (“Merger Sub”), with and into People’s United, with People’s United as the surviving entity, pursuant to and in accordance with the Agreement and Plan of Merger, dated as of February 21, 2021, by and among the Corporation, People’s United and Merger Sub (as amended, the “Merger Agreement”). The shares of Common Stock of the Corporation to which the Prospectus Supplement to the Registration Statement relates, as further described in the Prospectus Supplement to the Registration Statement, are referred to herein as the “Registered Common Stock.”

I have participated in the preparation of the Prospectus Supplement to the Registration Statement and have reviewed the Merger Agreement. In rendering this opinion, I or other members of my staff have also examined such corporate records and other documents, and such matters of law as I or they deem necessary or appropriate. In rendering this opinion, I have, with your consent, relied upon oral and written representations of officers of the Corporation and certificates of officers of the Corporation and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In addition, in rendering this opinion I have, with your consent, assumed the genuineness of all signatures or instruments relied upon by me, and the conformity of certified copies submitted to me with the original documents to which such certified copies relate. I have further assumed the due authorization and issuance of the outstanding shares of common stock, par value $0.01 per share, of People’s United in accordance with applicable law.

Based on and subject to the foregoing, I am of the opinion that all necessary corporate action on the part of the Corporation has been taken to authorize the issuance of the Registered Common Stock and, when the Registered Common Stock has been duly issued, the Registered Common Stock will be validly issued, fully paid and nonassessable.

The foregoing opinion is rendered in my capacity as Executive Vice President and General Counsel of the Corporation and is limited to the federal laws of the United States and the laws of the State of New York. I hereby consent to the filing of this opinion with the Securities and Exchange Commission, and to the references in the Prospectus Supplement to the Registration Statement to my name and this opinion under the caption “Legal Matters.” In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act. I assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of this opinion that might affect the opinions expressed herein.

Very truly yours,

/s/ Laura P. O’Hara
Laura P. O’Hara Senior Executive Vice President and General Counsel